Exhibit 99.1

For Immediate Release

PULSE ELECTRONICS CORPORATION REPORTS
THIRD QUARTER RESULTS

Strong Turnaround Progress: Wireless Revenue Growth and Expense Reductions

SAN DIEGO, November 8, 2011—Pulse Electronics Corporation (NYSE:PULS), a leading provider of electronic components, today reported results for its third quarter ended September 30, 2011.

Third Quarter Highlights

•	Net sales were $96.0 million compared with $122.0 million in the prior-year quarter, and up 1.3 percent from $94.8 million in the second quarter.
•	Operating loss (U.S. GAAP) was $0.7 million compared with a profit of $8.1 million in the prior-year quarter and a loss of $4.2 million in the second quarter.
•
Non-GAAP operating profit was $2.6 million, compared with a non-GAAP profit of $8.7 million in the prior-year quarter and $1.5 million in the second quarter. (See Schedule A for a reconciliation of U.S. GAAP results to non-GAAP measures.)

•	Long-term debt was reduced by $9.2 million.
•
Operating expenses declined 6.9% from the second quarter as a result of expense reduction actions earlier in the year.  The company remains on track to meet its objective of reducing annual operating expenses by $12 million in the next 6 to12 months.

•	Wireless segment sales increased 22.9 percent from the prior quarter as sales to new antenna customers increased 34 percent from the second quarter.

CEO Comments

“Overall, our performance was well within guidance this quarter,” said Pulse Chairman and Chief Executive Officer Ralph Faison. “We delivered non-GAAP operating profit above our guidance on revenue that was about as expected in an economic and market environment that was very challenging.  Wireless segment sales grew significantly from the trough we reached in the second quarter due to our successes with new customers.

“I am very pleased with the progress we are making on our strategic turnaround plan, and this quarter demonstrated a number of significant proof points that our plan is beginning to deliver on expectations.  We:

•	Generated $10.1 million in sales from new antenna customers, an increase of 34 percent from the second quarter and comprising 65 percent of total wireless sales.
•
Completed the cost and expense reduction actions we expected to be effective this quarter and made good progress on our longer term initiatives.  Our operating expenses of $19.8 million demonstrate we remain on track to achieve our objective of reducing annual operating expenses by approximately $12 million in the next 6 to 12 months.

•	Continued the consolidation of our manufacturing footprint in China, from 10 plants at the beginning of the year, to seven currently, and an expected six by the end of 2011.
•	Remained on track in the implementation of our ERP system.”

Third Quarter Operating Performance

Net sales were $96.0 million compared with $122.0 million in the prior-year quarter due to lower industry demand for network and power products, and lower wireless sales as this segment emerges from the revenue trough reached in the prior quarter. Sequentially, net sales increased 1.3 percent compared with second quarter net sales of $94.8 million primarily due to strong growth in the wireless segment.

Cost of sales declined 16.9 percent to $73.9 million from $88.9 million in the prior-year quarter. The company’s gross profit margin was 23.0 percent compared with 27.1 percent in the prior-year and 23.6 percent in the second quarter. The lower gross margin compared to the prior year reflects lower volume, higher wage rates, higher raw material costs, and lower pricing for network and power products. Compared to the second quarter, gross profit margin decreased slightly mainly due to lower pricing and unfavorable mix of network products.

Selling, general and administrative expenses—which include research and development—decreased 20.9 percent to $19.8 million from $25.0 million in the third quarter of 2010. The decrease in spending was due to expense reduction actions announced earlier in 2011 and prudent expense management in light of lower sales.

Operating loss (U.S. GAAP) was $0.7 million compared with a profit of $8.1 million in the prior-year quarter. Non-GAAP operating profit was $2.6 million compared with $8.7 million in the prior-year quarter. The operating loss (U.S. GAAP) and non-GAAP operating profit included the net favorable impact of approximately $0.5 million from non-recurring items.  Additionally, the operating loss (U.S. GAAP) included $3.0 million for severance, impairment and associated costs.

The company had $16.4 million of cash and cash equivalents at September 30, 2011 compared with $35.9 million at December 31, 2010. In the third quarter, the company used $9.2 million of cash held at a majority-owned subsidiary with limited availability for other uses to repay long term debt.  Additional uses of cash this quarter included planned capital expenditures, restructuring actions, and a dividend payment.

Cost and Expense Actions

As previously announced, the company took several cost and expense reduction actions during the first and second quarters of 2011. The company believes it is on track to meet the expected savings and effective time frames it previously announced, and net of planned increases in spending will meet its previously stated objective to reduce annual operating expenses approximately $12 million in the next 6 to 12 months.  During the quarter the company identified nearly $1.8 million of longer-term cost reductions expected to be fully realized toward the end of this period.

Fourth Quarter 2011 Outlook

“As we look to the fourth quarter, many network and power segment customers continue to see depressed market demand in keeping with the macroeconomic conditions.  However, we believe that our wireless segment will continue its strong growth trajectory,” said Faison.

The company expects fourth quarter 2011 net sales to range from $88 million to $94 million and non-GAAP operating profit to range from a loss of $1 million to profit of $1 million.

“Stronger top-line growth is important to achieving our long-term financial goals, but we continue to maintain that this is not likely to occur before 2012 due to industry demand in network and power management components.  We continue to focus on all aspects of our strategic turnaround plan to lower our cost structure, improve business processes and increase efficiency, and improve the wireless business.”

Conference Call

Pulse management will conduct a conference call at 5 p.m. Eastern (2 p.m. Pacific) today. The conference call will be available via telephone and the Internet. The dial-in number is 412-858-4600. A link to the earnings press release, the Internet web cast and a slide presentation that will accompany management’s prepared remarks will be available on the “Investor Information” section of the company’s web site www.pulseelectronics.com for two weeks.

About Pulse Electronics Corporation

Pulse Electronics is the electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production.  The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, and MoCA. Visit the Pulse Electronics website at www.pulseelectronics.com.

Safe Harbor

This press release contains statements, including projections of future business objectives and financial results, that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the company's current information and expectations. There can be no assurance the forward-looking statements will be achieved. Actual results may differ materially due to the risk factors listed from time to time in the company's SEC reports including, but not limited to, those discussed in the company's Form 10-Q for the quarter ended July 1, 2011 in Item 1a under the caption "Factors That May Affect Our Future Results (Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995)." All such risk factors are incorporated herein by reference as though set forth in full. The company undertakes no obligation to update any forward looking statement.

Non-GAAP Rationale

Non-GAAP operating profit or loss (operating profit or loss according to accounting principles generally accepted in the United States excluding pre-tax severance, impairment and other associated costs; pre-tax non-cash stock-based compensation expenses; and other pre-tax adjustments as described in the applicable period), non-GAAP diluted earnings (loss) per share (net earnings (loss) per share from continuing operations according to principles generally accepted in the United States excluding after-tax severance, impairment and other associated costs; after-tax non-cash stock-based compensation expenses; and other after-tax adjustments as described in the applicable period) and adjusted EBITDA (net earnings attributable to Pulse Electronics Corporation plus net earnings from discontinued operations and non-controlling interest, excluding income taxes; depreciation and amortization; interest expense/income;  non-cash stock-based compensation expenses; other expense/income; and severance, impairment and other associated costs and other adjustments as described in the applicable period), are not measures of performance under accounting principles generally accepted in the United States.  Non-GAAP operating profit or loss, non-GAAP diluted earnings (loss) per share and adjusted EBITDA should not be considered a substitute for, and an investor should also consider, net income, operating profit, cash flow from operations and other measures of performance as defined by accounting principles generally accepted in the United States as indicators of our profitability or liquidity.  Non-GAAP operating profit (loss) and non-GAAP diluted earnings (loss) per share are often used by our shareholders and analysts as an additional measure of our operating performance. Adjusted EBITDA is often used by our shareholders and analysts as an indicator of a company’s ability to service debt and fund capital expenditures.  We believe these non-GAAP measures enhance a reader’s understanding of our financial condition, results of operations and cash flow because they are unaffected by capital structure and, therefore, enable investors to compare our operating performance to that of other companies.  We understand that our presentation of non-GAAP operating profit (loss), non-GAAP diluted earnings (loss) per share and adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation.

Based on discussions with investors and equity analysts, we believe that a reader’s understanding of the company’s operating performance is enhanced by references to these non-GAAP measures. Removing charges for severance, impairment and other associated costs, non-cash stock-based compensation expenses and other adjustments may facilitate comparisons of operating performance among financial periods and peer companies.  These charges result from facility closures, the exit of a product line, production relocations and capacity reductions and / or restructuring of overhead and operating expenses to enhance or maintain profitability in an increasingly competitive environment.  Removing non-cash stock-based compensation expenses facilitates comparisons of the company’s operating performance with that of other companies with differing compensation structures and with the company’s performance in periods during which its own compensation structure may have been different.  Impairment charges, accelerated depreciation and costs related to an unsolicited takeover attempt are not part of the normal operating expense structure of the relevant business in the period in which the charge is recorded.

Copyright © 2011 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

Contact:
Drew A. Moyer
Senior Vice President, Chief Financial Officer
858-674-8268

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	9/30/11	10/1/10	9/30/11	10/1/10

Net sales	$96,014	$121,963	$278,811	$331,296
Cost of goods sold	73,913	88,895	215,913	247,768
Gross profit	22,101	33,068	62,898	83,528
Selling, general and administrative expenses	19,798	25,014	62,594	72,401
Severance, impairment and other associated costs	2,968	--	13,591	31,094
Costs related to unsolicited takeover attempt	--	--	1,916	--
Operating (loss) profit	(665)	8,054	(15,203)	(19,967)

Interest expense, net	(1,917)	(1,127)	(4,368)	(3,748)
Other income (expense), net	(1,088)	3,386	621	(4,143)
(Loss) Profit from continuing operations before income taxes	(3,670)	10,313	(18,950)	(27,858)
Income tax (benefit) expense	(2,682)	2,177	(8,512)	2,032
Net earnings (loss) from continuing operations	(988)	8,136	(10,438)	(29,890)
Earnings (loss) from discontinued operations, net of taxes	(270)	6,188	342	(8,980)
Net (loss) Profit	(1,258)	14,324	(10,096)	(38,870)
Non-controlling interest, net of taxes	118	(117)	26	(714)
Net earnings (loss) attributable to Pulse Electronics Corporation	(1,140)	14,207	(10,070)	(39,584)

Basic shares outstanding	41,252	41,047	41,211	40,963
Basic earnings (loss) per share from continuing operations	(0.02)	0.20	(0.25)	(0.75)
Basic earnings (loss) per share from discontinued operations	(0.01)	0.15	0.01	(0.22)
Basic earnings (loss) per share	(0.03)	0.35	(0.24)	(0.97)

Diluted shares outstanding	41,252	48,965	41,211	40,963
Diluted earnings (loss) per share from continuing operations	(0.02)	0.18	(0.25)	(0.75)
Diluted earnings (loss) per share from discontinued operations	(0.01)	0.12	0.01	(0.22)
Diluted earnings (loss) per share	(0.03)	0.30	(0.24)	(0.97)

AMOUNTS ATTRIBUTABLE TO PULSE ELECTRONICS CORPORATION:

Net earnings (loss) from continuing operations excluding non-controlling interest	$(870)	$8,019	$(10,412)	$(30,604)
Net earnings (loss) from discontinued operations	(270)	6,188	342	(8,980)
Net earnings (loss) attributable to Pulse Electronics Corporation	(1,140)	14,207	(10,070)	(39,584)

BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2011	10/1/2010	9/30/2011	10/1/2010
Net Sales
Network	43,832	65,228	129,767	169,447
Power	36,580	36,848	107,147	95,147
Wireless	15,602	19,887	41,897	66,702
Total net sales	96,014	121,963	278,811	331,296

Operating profit (loss)
Network	1,090	9,171	2,777	19,817
Power	4,012	2,550	7,939	2,796
Wireless	(2,799)	(3,667)	(10,412)	(11,486)
Operating profit excluding severance, impairment and other assocated costs and costs related to unsolicited takeover attempt	2,303	8,054	304	11,127
Severance, impairment and other associated costs	2,968	--	13,591	31,094
Costs related to unsolicited takeover attempt	--	--	1,916	--
Operating profit (loss)	(665)	8,054	(15,203)	(19,967)

FINANCIAL POSITION (UNAUDITED)
(in thousands)

	9/30/2011	12/31/2010

Cash and cash equivalents	$16,404	$35,905
Accounts receivable, net	59,317	65,532
Inventory	37,154	35,741
Prepaid expenses and other current assets	19,577	14,804
Net property, plant and equipment	31,448	30,681
Other assets	36,340	41,936
Total assets	200,240	224,599

Accounts payable	48,093	46,102
Accrued expenses and other current liabilities	42,554	54,602
Long-term debt	32,950	32,150
Convertible senior notes	50,000	50,000
Other long-term liabilities	18,157	18,971
Total liabilities	191,754	201,825

Total equity	8,486	22,774
		$22,774
Total liabilities and equity	200,240	224,599
		$5
Shares outstanding	41,658	41,490

Schedule A
NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per-share amounts)

1.  Adjusted EBITDA

	Quarter Ended
	9/30/11	10/1/10

Net (loss) income attributable to Pulse Electronics Corporation	$(1,140)	$14,207
Net (earnings) loss from discontinued operations	270	(6,188)
Non-controlling interest	(118)	117
Income tax expense (benefit)	(2,682)	2,177
Interest expense, net	1,917	1,127
Non-cash stock-based compensation expenses	336	292
Depreciation and amortization	2,616	4,222
Other (income) expense	1,088	(3,386)
Severance, impairment and other associated costs	2,968	--
Costs related to unsolicited takeover attempt	--	--
Adjusted EBITDA	5,255	12,568

2.  Net earnings (loss) per diluted share from continuing operations excluding severance, impairment and other associated costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses and other adjustments

	Quarter Ended		Nine Month Ended
	9/30/11	10/1/10	9/30/11	10/1/10

Net earnings (loss) per diluted share	$(0.03)	$0.30	$(0.24)	$(0.97)
Diluted (earnings) loss per share from discontinued operations	0.01	(0.12)	(0.01)	0.22
After-tax severance, impairment and other associated costs, per share	0.05	--	0.25	0.70
After-tax costs related to unsolicited takeover attempt, per share	--	--	0.04	-
After-tax non-cash stock-based compensation expenses, per share	0.01	--	0.01	0.02
Other adjustments: accelerated depreciation, per share	--	0.01	--	0.05
Net earnings (loss) per diluted share from continuing operations excluding severance, impairment and other associated costs, non-cash stock-based compensation expense and other adjustments	0.04	0.19	0.05	0.02

3.  Operating (loss) profit excluding severance, impairment and other associated costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses and other adjustments

	Quarter Ended		Nine Month Ended
	9/30/11	10/1/10	9/30/11	10/1/10

Operating (loss) profit	$(665)	$8,054	$(15,203)	$(19,967)
Pre-tax severance, impairment and other associated costs	2,968	--	13,591	31,094
Pre-tax non-cash stock-based compensation expenses	336	292	1,253	993
Pre-tax costs related to unsolicited takeover attempt	--	--	1,916	--
Other adjustment: accelerated deprecation	--	339	--	2,644
Operating (loss) profit excluding severance, impairment and other associated costs, non-cash stock-based compensation expense and other adjustments	2,639	8,685	1,557	14,764

Net sales	$96,014	$121,963	$278,811	$331,296
Operating margin excluding severance, impairment and other associated costs, costs related to unsolicted takeover attempt, non-cash stock-based compensation expense and other adjustments	2.7%	7.1%	0.6%	4.5%